EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                   EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


            Parent Company                       Subsidiary Company                  State of Incorporation
            --------------                       ------------------                  ----------------------
         Oneida Financial Corp                 The Oneida Savings Bank                      New York

        The Oneida Savings Bank            Oneida Preferred Funding Corp.                   New York

        The Oneida Savings Bank           Bailey & Haskell Associates, Inc.                 New York

        The Oneida Savings Bank             The State Bank of Chittenango                   New York